Exhibit 99.1

             LifePoint Hospitals Reports Third Quarter 2003 Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Oct. 27, 2003--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2003.
    For the third quarter ended September 30, 2003, revenues were $227.3 million, up 24.7% from $182.2 million a year ago. During the quarter ended September 30, 2003, prior-year contractual adjustments increased revenues by $1.9 million, or $0.03 per diluted share, compared with $5.8 million, or $0.09 per diluted share, for the quarter ended September 30, 2002. Net income for the quarter totaled $16.2 million, or $0.42 per diluted share, versus net income of $12.7 million, or $0.33 per diluted share, for the prior-year period. Included in net income for the quarter ended September 30, 2002, was $4.2 million of pre-tax debt retirement costs, or $0.06 per diluted share.
    The consolidated financial results for the third quarter ended September 30, 2003, reflect an 18.5% increase in total admissions and a 22.8% increase in equivalent admissions compared with the third quarter of 2002. On a same-hospital basis, revenues per equivalent admission increased 4.2%, compared with the same period last year, and equivalent admissions increased 1.4% over the prior-year period.
    For the nine months ended September 30, 2003, revenues were $669.8 million, up 23.6% from $541.7 million a year ago. For the nine months ended September 30, 2003, prior-year contractual adjustments increased revenues by $6.2 million, or $0.08 per diluted share, compared with $7.9 million, or $0.11 per diluted share, for the nine months ended September 30, 2002. Net income for the nine months ended September 30, 2003, totaled $49.2 million, or $1.26 per diluted share, versus net income of $23.9 million, or $0.62 per diluted share, for the prior-year period. Included in net income for the nine months ended September 30, 2002, was $30.5 million of pre-tax debt retirement costs, or $0.49 per diluted share.
    The consolidated financial results for the nine months ended September 30, 2003, reflect a 17.6% increase in total admissions and a 22.0% increase in equivalent admissions compared with the same period in 2002. On a same-hospital basis, revenues per equivalent admission increased 4.6% compared with the same period last year on a 2.0% decrease in admissions and flat equivalent admissions.
    Effective October 1, 2003, the Company purchased 75-bed Spring View Hospital in Lebanon, Kentucky, from Norton Healthcare. The sale also included Spring View Nursing Home and Spring View Pediatrics. The revenues for Spring View Hospital and Spring View Nursing Home totaled approximately $21.3 million in fiscal year 2002.
    Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "Our financial results demonstrate our ability to combine a disciplined acquisition strategy with solid operating metrics, delivered through strong management performance at our facilities. The good news is that with all of the success we've achieved to date, there is still potential for improvement in our markets. We look forward to continuing to deliver impressive results as we stay focused on our strategy."
    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' third quarter conference call will be available on-line at www.lifepointhospitals.com and www.fulldisclosure.com on October 28, 2003, beginning at 10:00 a.m. Eastern Time.
    LifePoint Hospitals, Inc. operates 29 hospitals in non-urban communities. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,000 employees.
    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. These statements are subject to various risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third party payors, as well as cost-containment efforts of insurers and other payors; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks and the lack of state and federal tort reform; (iv) uncertainty associated with compliance with HIPAA regulations; (v) our ability to enter into and renew payor arrangements on acceptable terms; (vi) our ability to maintain and increase patient volumes and control costs; (vii) the availability, cost and terms of insurance coverage; (viii) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians; (ix) the ability to attract and retain qualified management and personnel; (x) the geographic concentration of our operations; (xi) our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully; (xii) our ability to integrate newly acquired facilities successfully; (xiii) the availability and terms of capital to fund our business strategy; (xiv) changes in our liquidity or indebtedness; (xv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers; (xvi) successful development or license of software and management information systems; (xvii) changes in generally accepted accounting principles or practices; (xviii) volatility in the market value of our common stock; (xix) changes in general economic conditions and changes in the manner in which employers provide healthcare coverage to their employees; (xx) our reliance on information technology systems maintained by HCA; and
(xxi) those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
    All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.



                       LIFEPOINT HOSPITALS, INC.
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
            Dollars in millions (except per share amounts),
                      share amounts in thousands

                                         For the Three Months Ended
                                                 September 30,
                                      -------------------------------
                                            2003            2002
                                      ---------------  ---------------
                                      Amount   Ratio   Amount   Ratio
                                      -------  ------  -------  ------
Revenues (1)                          $ 227.3  100.0%  $ 182.2  100.0%

Salaries and benefits                    90.5   39.8%     71.0   39.0%
Supplies                                 29.0   12.7%     22.6   12.4%
Other operating expenses                 40.3   17.9%     35.6   19.5%
Provision for doubtful accounts          24.2   10.6%     12.5    6.9%
Depreciation and amortization            10.8    4.8%      8.9    4.8%
Interest expense, net                     3.3    1.4%      3.0    1.7%
Debt retirement costs                       -     - %      4.2    2.3%
ESOP expense                              1.8    0.8%      2.2    1.2%
                                      -------  ------  -------  ------
                                        199.9   88.0%    160.0   87.8%
                                      -------  ------  -------  ------
Income before minority
  interest and income taxes              27.4   12.0%     22.2   12.2%
Minority interest in earnings
  of consolidated entity                  0.3    0.1%      0.7    0.4%
                                      -------  ------  -------  ------
Income before income taxes               27.1   11.9%     21.5   11.8%
Provision for income taxes               10.9    4.8%      8.8    4.8%
                                      -------  ------  -------  ------
Net income                            $  16.2    7.1%  $  12.7    7.0%
                                      =======  ======  =======  ======

Earnings per share - basic            $  0.43          $  0.34
                                      =======          =======

Earnings per share - diluted (2)      $  0.42          $  0.33
                                      =======          =======
Earnings Per Share Calculation:
Net income                            $  16.2          $  12.7
Add:  Interest on convertible
  notes, net of taxes                     2.0                -
                                      -------          -------
Adjusted net income                   $  18.2          $  12.7
                                      =======          =======

Weighted average number of
  shares - basic                       37,242           37,616
Add:   Shares for conversion of
         convertible notes              5,279                -
       Other share equivalents            901            1,004
                                      -------          -------
Weighted average number of
  shares and equivalents - diluted     43,422           38,620
                                      =======          =======

Earnings per share - diluted (2)      $  0.42          $  0.33
                                      =======          =======

                                         For the Nine Months Ended
                                               September 30,
                                      --------------------------------
                                           2003              2002
                                      ---------------  ---------------
                                      Amount   Ratio   Amount   Ratio
                                      -------  ------  -------  ------
Revenues (1)                          $ 669.8  100.0%  $ 541.7  100.0%

Salaries and benefits                   271.6   40.6%    212.6   39.3%
Supplies                                 86.2   12.9%     67.4   12.4%
Other operating expenses                122.0   18.2%    101.1   18.6%
Provision for doubtful accounts          58.6   8.7 %     38.8    7.2%
Depreciation and amortization            33.4   5.0 %     28.0    5.2%
Interest expense, net                     9.9   1.5 %      9.9    1.8%
Debt retirement costs                       -     - %     30.5    5.6%
ESOP expense                              4.9   0.7 %      7.4    1.4%
                                      -------  ------  -------  ------
                                        586.6   87.6%    495.7   91.5%
                                      -------  ------  -------  ------
Income before minority
  interest and income taxes              83.2   12.4%     46.0    8.5%
Minority interest in earnings
  of consolidated entity                  0.5    0.1%      2.2    0.4%
                                      -------  ------  -------  ------
Income before income taxes               82.7   12.3%     43.8    8.1%
Provision for income taxes               33.5    5.0%     19.9    3.7%
                                      -------  ------  -------  ------

Net income                            $  49.2    7.3%  $  23.9    4.4%
                                      =======  ======  =======  ======

Earnings per share - basic            $  1.31          $  0.64
                                      =======          =======

Earnings per share - diluted (2)      $  1.26          $  0.62
                                      =======          =======

Earnings Per Share Calculation:
Net income                            $  49.2          $  23.9
Add:  Interest on convertible
  notes, net of taxes                     5.9                -
                                      -------          -------
Adjusted net income                   $  55.1          $  23.9
                                      =======          =======

Weighted average number of
  shares - basic                       37,505           37,469
Add:   Shares for conversion of
         convertible notes              5,279                -
       Other share equivalents            774            1,113
                                      -------          -------
Weighted average number of
  shares and equivalents - diluted     43,558           38,582
                                      =======          =======

Earnings per share - diluted (2)      $  1.26          $  0.62
                                      =======          =======

(1) Prior-year contractual adjustments increased revenues by $1.9 million, or $0.03 per diluted share, for the three months ended September 30, 2003, and by $6.2 million, or $0.08 per diluted share, for the nine months ended September 30, 2003. Prior-year contractual adjustments increased revenues by $5.8 million, or $0.09 per diluted share, for the three months ended September 30, 2002, and by $7.9 million, or $0.11 per diluted share, for the nine months ended September 30, 2002.
(2) The impact of the 5.3 million potential weighted average shares of common stock, if converted, and interest expense related to the convertible notes was not included in the computation of diluted earnings per share for the three months ended September 30, 2002, because the effect would have been anti-dilutive. In addition, the impact of the 2.6 million potential weighted average shares of common stock, if converted, and interest expense related to the convertible notes was not included in the computation of diluted earnings per share for the nine months ended September 30, 2002, because the effect would have been anti-dilutive.

                       LIFEPOINT HOSPITALS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              In millions
                                            September 30, December 31,
                                                2003         2002
                                            ------------  ------------
                                             (Unaudited)      (1)
                       ASSETS
Current assets:
  Cash and cash equivalents                   $     20.1   $     23.0
  Accounts receivable, less allowances for
   doubtful accounts of $108.7 and $109.1 at
   September 30, 2003 and December 31, 2002,
   respectively                                     93.1         85.0
  Inventories                                       21.4         20.5
  Income taxes receivable                            9.0            -
  Deferred income taxes and other current
   assets                                           18.1         14.8
                                              ----------   ----------
                                                   161.7        143.3
Property and equipment:
  Land                                              12.4         11.3
  Buildings and improvements                       302.1        285.3
  Equipment                                        320.1        295.5
  Construction in progress                          38.2         18.1
                                              ----------   ----------
                                                   672.8        610.2
  Accumulated depreciation                        (267.1)      (238.0)
                                              ----------   ----------
                                                   405.7        372.2

Deferred loan costs, net                             7.4          8.6
Unallocated purchase price                         131.1        136.1
Intangible assets, net                               3.3          3.8
Other                                                  -          0.3
Goodwill                                            76.2         69.2
                                              ----------   ----------
                                              $    785.4   $    733.5
                                              ==========   ==========

                   LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable                            $     36.1   $     28.5
  Accrued salaries                                  23.0         24.4
  Other current liabilities                         22.5         14.3
  Estimated third-party payor settlements            4.1          8.2
                                              ----------   ----------
                                                    85.7         75.4

Long-term debt                                     250.0        250.0
Deferred income taxes                               32.0         24.9
Professional and general liability risks and
 other liabilities                                  29.4         25.6

Minority interest in equity of consolidated
 entity                                              1.5            -

Stockholders' equity:
  Preferred stock                                      -            -
  Common stock                                       0.4          0.4
  Capital in excess of par value                   296.6        297.2
  Unearned ESOP compensation                       (16.9)       (19.3)
  Retained earnings                                117.9         79.3
  Treasury stock                                   (11.2)           -
                                              ----------   ----------
                                                   386.8        357.6
                                              ----------   ----------
                                              $    785.4   $    733.5
                                              ==========   ==========

(1) Derived from audited financial statements.

                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                                    Three Months        Nine Months
                                        Ended              Ended
                                     September 30,     September 30,
                                   ----------------  ----------------
                                     2003     2002     2003     2002
                                   -------  -------  -------  -------
Cash flows from operating
 activities:
  Net income                       $  16.2  $  12.7  $  49.2  $  23.9
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
       Depreciation and
        amortization                  10.8      8.9     33.4     28.0
       ESOP expense                    1.8      2.2      4.9      7.4
       Minority interest in
        earnings of consolidated
        entity                         0.3      0.7      0.5      2.2
       Deferred income taxes           5.0      1.4      7.1      0.6
       Reserve for professional
        and general liability
        risks, net                    (0.5)     2.4      3.3      7.5
       Debt retirement costs             -      4.2        -     30.5
       Tax benefit from stock
        option exercises               0.5      0.3      0.7      1.3
       Increase (decrease) in cash
        from operating assets
        and liabilities, net of
        effects from acquisitions:
            Accounts receivable        1.1      3.4     (6.8)   (14.8)
            Inventories and other
             current assets           (1.0)     1.7     (4.4)    (1.4)
            Accounts payable and
             accrued expenses         14.3      7.5     16.3     11.6
            Income taxes payable      (4.8)     2.4     (9.1)    (0.1)
            Estimated third-party
             payor settlements        (1.8)    (7.0)    (4.1)    (2.6)
       Other                           0.2      0.5      1.2     (0.2)
                                   -------  -------  -------  -------
            Net cash provided by
             operating activities     42.1     41.3     92.2     93.9

Cash flows from investing
 activities:
  Purchases of property and
   equipment, net                    (16.2)   (15.4)   (54.2)   (42.2)
  Purchases of facilities            (15.7)       -    (16.3)       -
  Maturity of short-term
   investments                           -     21.5        -        -
  Other                                  -     (0.9)     1.0     (2.2)
                                   -------  -------  -------  -------
            Net cash (used in)
             provided by investing
             activities              (31.9)     5.2    (69.5)   (44.4)

Cash flows from financing
 activities:
  Repurchases of common stock        (11.0)       -    (28.0)       -
  Repurchase of senior
   subordinated notes                    -    (22.8)       -   (173.1)
  Proceeds from issuance of
   convertible notes, net                -     (0.2)       -    242.5
  Proceeds from exercise of stock
   options                             0.8      0.2      1.3      2.4
  Proceeds from employee loans           -      5.2        -      5.2
  Other                                0.6     (0.2)     1.1      0.1
                                   -------  -------  -------  -------
            Net cash (used in)
             provided by financing
             activities               (9.6)   (17.8)   (25.6)    77.1

Change in cash and cash
 equivalents                           0.6     28.7     (2.9)   126.6
Cash and cash equivalents at
 beginning of period                  19.5    155.1     23.0     57.2
                                   -------  -------  -------  -------
Cash and cash equivalents at end
 of period                         $  20.1  $ 183.8  $  20.1  $ 183.8
                                   =======  =======  =======  =======

Interest payments                  $   0.3  $   0.6  $   6.6  $   9.0
                                   =======  =======  =======  =======

Income taxes paid, net             $  10.1  $   5.0  $  34.8  $  18.2
                                   =======  =======  =======  =======


                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                     Three Months Ended          Nine Months Ended
                        September 30,              September 30,
                  ------------------------- --------------------------
                                        %                          %
                    2003     2002    Change   2003      2002    Change
                  --------  -------  ------ --------  --------  ------
Actual:
Number of
 hospitals at end
 of period              28       23   21.7%       28        23  21.7%
Licensed beds at
 end of period       2,624    2,196   19.5%    2,624     2,196  19.5%
Weighted average
 licensed beds       2,624    2,191   19.8%    2,622     2,195  19.5%
Average daily
 census                930      799   16.4%      994       853  16.5%
Average length of
 stay                  3.9      4.0   (2.5%)     4.0       4.1  (2.4%)

Revenues
 ($ in millions)  $  227.3  $ 182.2   24.7% $  669.8  $  541.7  23.6%
Revenues per
 equivalent
 admission        $  5,126  $ 5,049    1.5% $  5,002  $  4,934   1.4%
Equivalent
 admissions (1)     44,344   36,097   22.8%  133,910   109,799  22.0%
Outpatient
 factor (1)           2.04     1.97    3.6%     1.98      1.91   3.7%
Outpatient
 surgeries          20,834   16,233   28.3%   58,918    48,478  21.5%
Inpatient
 surgeries           6,896    5,513   25.1%   20,250    16,897  19.8%
Emergency room
 visits            110,546   89,841   23.0%  316,589   262,931  20.4%
Admissions          21,681   18,297   18.5%   67,495    57,396  17.6%
Medicare case mix
 index                1.16     1.14    1.8%     1.14      1.15  (0.9%)

Net outpatient
 revenues as a
 percentage of
 net revenues        51.2%    51.4%   N/A      50.8%     50.1%   N/A

Same-Hospital:(2)
Number of
 hospitals at end
 of period              23       23     - %       23        23    - %
Licensed beds at
 end of period       2,203    2,196    0.3%    2,203     2,196   0.3%
Weighted average
 licensed beds       2,203    2,191    0.5%    2,201     2,195   0.3%
Average daily
 census                786      799   (1.6%)     836       853  (2.0%)
Average length of
 stay                  4.0      4.0     - %      4.1       4.1    - %

Revenues
 ($ in millions)  $  192.6  $ 182.2    5.7% $  565.9  $  541.7   4.5%
Revenues per
 equivalent
 admission        $  5,261  $ 5,048    4.2% $  5,161  $  4,933   4.6%
Equivalent
 admissions (1)     36,602   36,097    1.4%  109,654   109,799  (0.1%)
Outpatient
 factor (1)           2.01     1.97    1.8%     1.95      1.91   1.9%
Outpatient
 surgeries          16,850   16,233    3.8%   48,998    48,478   1.1%
Inpatient
 surgeries           5,883    5,513    6.7%   17,232    16,897   2.0%
Emergency room
 visits             89,079   89,841   (0.8%) 259,732   262,931  (1.2%)
Admissions          18,205   18,297   (0.5%)  56,233    57,396  (2.0%)
Medicare case mix
 index                1.17     1.14    2.6%     1.19      1.15   3.5%

Net outpatient
 revenues as a
 percentage of
 net revenues         51.4%    51.4%   N/A      50.3%     50.1%   N/A


(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue.) The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(2) Same-hospital information excludes the operations of hospitals that the Company acquired during the periods presented. The costs of corporate overhead are included in same-hospital information.


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as income before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interest in earnings of consolidated entity and income taxes. Our management uses adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

             For the Three Months Ended    For the Nine Months Ended
                   September 30,                  September 30,
           ----------------------------- -----------------------------
                2003           2002           2003          2002
           -------------- -------------- -------------- --------------
           Amount  Ratio  Amount  Ratio  Amount  Ratio  Amount  Ratio
           ------  ------ ------  ------ ------  ------ ------  ------
Revenues   $227.3  100.0% $182.2  100.0% $669.8  100.0% $541.7  100.0%

Salaries
 and
 benefits    90.5   39.8%   71.0   39.0%  271.6   40.6%  212.6   39.3%
Supplies     29.0   12.7%   22.6   12.4%   86.2   12.9%   67.4   12.4%
Other
 operating
 expenses    40.3   17.9%   35.6   19.5%  122.0   18.2%  101.1   18.6%
Provision
 for
 doubtful
 accounts    24.2   10.6%   12.5    6.9%   58.6    8.7%   38.8    7.2%
           ------  ------ ------  ------ ------  ------ ------  ------
Adjusted
 EBITDA    $ 43.3   19.0% $ 40.5   22.2% $131.4   19.6% $121.8   22.5%
           ======  ====== ======  ====== ======  ====== ======  ======

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of income and in accordance with generally accepted accounting principles (in millions):

                                     Three Months        Nine Months
                                        Ended               Ended
                                     September 30,       September 30,
                                    --------------     --------------
                                     2003    2002       2003    2002
                                    ------  ------     ------  ------
Adjusted EBITDA                     $ 43.3  $ 40.5     $131.4  $121.8
Less:
  Depreciation and amortization       10.8     8.9       33.4    28.0
  Interest expense, net                3.3     3.0        9.9     9.9
  Debt retirement costs                  -     4.2          -    30.5
  ESOP expense                         1.8     2.2        4.9     7.4
  Minority interest in earnings
   of consolidated entity              0.3     0.7        0.5     2.2
  Provision for income taxes          10.9     8.8       33.5    19.9
                                    ------  ------     ------  ------
Net income                          $ 16.2  $ 12.7     $ 49.2  $ 23.9
                                    ======  ======     ======  ======



    CONTACT: LifePoint Hospitals Inc., Brentwood
             Michael J. Culotta, 615-372-8512